UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

Jaguar Animal Health, Inc. (“Jaguar”) held a Special Meeting of Stockholders of Jaguar on July 27, 2017.  Nine proposals were submitted to and approved by the stockholders of Jaguar. The proposals are described in detail in Jaguar’s Joint Proxy Statement/Prospectus. The final results for the votes regarding each proposal are set forth below. There were no broker non-votes recorded for any of the proposals.

1. Proposal to approve the issuance of shares of Jaguar common stock and non-voting common stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 31, 2017, by and among the Jaguar, Napo Acquisition Corporation, Napo Pharmaceuticals, Inc. (“Napo”) and a representative of Napo was approved by the stockholders by the following vote:

For	Against	Abstained
9,993,603	135,434	125,554

2. Proposal to approve the issuance of Jaguar common stock upon conversion of the Convertible Promissory Notes, due December 30, 2019, issued or issuable by Napo to certain investors in the original principal amount of up to $12,500,000, as amended on March 31, 2017, was approved by the stockholders by the following vote:

For	Against	Abstained
9,983,087	92,338	179,166

3. Proposal to approve the issuance of $3,000,000 of Jaguar common stock at a price equal to $0.925 per share to Invesco Asset Management Limited (“Invesco”) pursuant to the Commitment Letter, dated February 21, 2017, between Jaguar and Invesco was approved by the stockholders by the following vote:

For	Against	Abstained
9,976,227	145,394	132,970

4. Proposal to approve the issuance of Jaguar common stock upon conversion of the Convertible Promissory Note, due August 2, 2018, issued by Jaguar to an institutional investor in the original principal amount of $2,155,000 was approved by the stockholders by the following vote:

For	Against	Abstained
9,569,231	552,390	132,970

5. Proposal to approve the amendment of the Jaguar 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of Jaguar common stock authorized for issuance under the 2014 Plan by 6,500,188 shares was approved by the stockholders by the following vote:

For	Against	Abstained
9,348,701	724,738	181,152

6. Proposal to approve Jaguar’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50 million shares to 300 million shares and change the Jaguar corporate name to “Jaguar Health, Inc.” was approved by the stockholders by the following vote:

For	Against	Abstained
10,083,734	105,985	64,872

7. Proposal to approve Jaguar’s Third Amended and Restated Certificate of Incorporation to authorize a class of non-voting common stock was approved by the stockholders by the following vote:

For	Against	Abstained
9,980,247	145,198	129,146

8. Proposal to approve Jaguar’s Third Amended and Restated Certificate of Incorporation to require the prior written consent of Nantucket Investments Limited (“Nantucket”) before the issuance of dividends to holders of Jaguar common stock and/or non-voting common stock for so long as Nantucket or its affiliates own any shares of Jaguar non-voting common stock was approved by the stockholders by the following vote:

For	Against	Abstained
10,094,377	98,792	61,422

9. Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or advisable, to permit further solicitation of proxies in favor of the foregoing proposals was approved by the stockholders by the following vote:

For	Against	Abstained
10,086,469	109,697	58,425

Item 8.01    Other Events.

On July 27, 2017, Jaguar issued a press release announcing the results of Jaguar’s Special Meeting of its stockholders.   A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release dated July 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

Date: July 27, 2017	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer